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                                                                     EXHIBIT 2.4
                          AGREEMENT AND PLAN OF MERGER




                                  BY AND AMONG



                         PACIFIC RIM ENTERTAINMENT, INC.

                           SOLSOURCE ACQUISITION CORP.

                            SOLSOURCE COMPUTER, INC.

                                       AND

                               THE SHAREHOLDERS OF

                            SOLSOURCE COMPUTER, INC.



Dated:      February 27, 1998


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                                TABLE OF CONTENTS



ARTICLE I MERGER OF SOLSOURCE WITH AND INTO SUB AND RELATED
                     MATTERS.................................................1

  1.1 The Merger.............................................................1

  1.2 Conversion of Stock....................................................3

  1.3 Merger Consideration...................................................3

  1.4 Escrow Agreement.......................................................6

  1.5 Additional Rights; Taking of Necessary Action; Further Action..........6

  1.6 No Further Rights or Transfers.........................................6


ARTICLE II:  THE CLOSING.....................................................7

  2.1 Closing Date...........................................................7

  2.2 Closing Transactions...................................................7


ARTICLE III:  CERTAIN CORPORATE ACTION......................................10

  3.1 Solsource Corporate Action............................................10

  3.2 Acquiror Corporate Action.............................................10


ARTICLE IV:  REPRESENTATIONS AND WARRANTIES.................................11

  4.1 Representations and Warranties of Solsource and the Principal
  Shareholder...............................................................11

  4.2 Representations and Warranties of Acquiror and the Sub................24


ARTICLE V:  AGREEMENTS OF THE PARTIES.......................................27

  5.1 Access to Information.................................................27

  5.2 Confidentiality; No Solicitation......................................27

  5.3 Interim Operations....................................................29

  5.4 Consents..............................................................32

  5.5 Filings...............................................................32

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                                TABLE OF CONTENTS

  5.6 All Reasonable Efforts................................................32

  5.7 Public Announcements..................................................33

  5.8 Notification of Certain Matters.......................................33

  5.9 Expenses..............................................................33

  5.10 Financial Statements.................................................33

  5.11 Options of Acquiror..................................................34

  5.12 Documents at Closing.................................................34

  5.13 Repayment of Loans...................................................34

  5.14 Prohibition on Trading in Acquiror Stock.............................34

  5.15 Reservation of Shares................................................35

  5.16 Employment Agreement.................................................35

  5.17 Acknowledgment of Approvals..........................................35


ARTICLE VI:  CONDITIONS TO CONSUMMATION OF THE MERGER.......................35

  6.1 Conditions to Obligations of Solsource and the Solsource
      Shareholders..........................................................35

  6.2 Conditions to Acquiror's and the Sub's Obligations....................37


ARTICLE VII:  INDEMNIFICATION...............................................38

  7.1 Indemnification.......................................................39


ARTICLE VIII:  TERMINATION..................................................40

  8.1 Termination...........................................................40

  8.2 Notice and Effect of Termination......................................41

  8.3 Extension; Waiver.....................................................42

  8.4 Amendment and Modification............................................42


ARTICLE IX:  MISCELLANEOUS..................................................42


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                                TABLE OF CONTENTS

  9.1 Survival of Representations and Warranties; Remedies..................42

  9.2 Notices...............................................................43

  9.3 Entire Agreement; Assignment..........................................44

  9.4 Binding Effect; Benefit...............................................44

  9.5 Headings..............................................................44

  9.6 Counterparts..........................................................44

  9.7 Governing Law.........................................................44

  9.8 Arbitration...........................................................44

  9.9 Severability..........................................................45

  9.10 Release and Discharge................................................45

  9.11 Certain Definitions..................................................45


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                             EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit A - Investment Letter

Exhibit B - Registration Rights Agreement

Exhibit C - Escrow Agreement

SCHEDULES


1.1(c)       Officers and Directors of the Surviving Corporation
4.1(a)       Articles of Incorporation and Bylaws of Solsource and each
              Subsidiary
4.1(c)       Consents
4.1(d)       Capitalization and Share Ownership (Options of Solsource)
4.1(e)       Financial Statements
4.1(f)(i)    Location of Leased Property
4.1(f)(ii)   Written Notice
4.1(g)       No Contingent Liabilities
4.1(h)       Litigation
4.1(i)       Taxes
4.1(j)(i)    Employee Benefit Plan
4.1(j)(ii)   Employee Benefit Plan (for which Solsource has obligation to contribute)
4.1(j)(iv)   Material Employment Arrangements,Contracts, etc.
4.1(k)       Insurance Coverage
4.1(o)       Intellectual Property
4.1(p)       Accounts Receivable
4.1(s)(i)    Labor Relations; Employees
4.1(s)(ii)   List of Employees
4.1(s)(v)    Strikes, grievance proceedings, arbitrations, etc.
4.1(s)(vii)  Employment and Benefit Arrangements
4.1(t)       Suppliers and Clients
4.1(u)       Conflicting Interests
4.1(w)       Absence of Certain Changes or Events
4.1(x)       Product Liability and Warranty Claims
4.2(a)       Certificate of Incorporation and Bylaws of Acquiror and Sub
5.13         Vahalla Note


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                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of February 27, 1998, by and among PACIFIC RIM ENTERTAINMENT, INC., a Delaware corporation ("Acquiror"), SOLSOURCE ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), SOLSOURCE COMPUTER, INC., a California corporation ("Solsource"), and THE TRUST OF DANIEL J. AND MARY G. VAHALLA (the "Principal Shareholder"), GARY GWIN, MAUREEN GARRE, and DANIEL GRUBE as the sole shareholders of Solsource (collectively the "Solsource Shareholders").

                                    RECITALS

      WHEREAS, Acquiror and Solsource have determined that it is in the best interests of their respective shareholders for Sub to merge with and into Solsource upon the terms and subject to the conditions set forth in this Agreement;


      WHEREAS, Acquiror and Solsource intend that the transactions evidenced by this Agreement shall qualify, to the best extent possible, as a tax-free reorganization under the applicable provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") (although the parties recognize that their intentions are not binding upon the Internal Revenue Service); and


      WHEREAS, the respective Boards of Directors of Acquiror and Solsource have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement.


      NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                      MERGER OF SOLSOURCE WITH AND INTO SUB
                               AND RELATED MATTERS

      1.1    THE MERGER.


            (a) Upon the terms and conditions of this Agreement, at the "Effective Time" (as defined herein), the Sub shall be merged with and into Solsource (the "Merger") in accordance with the provisions of the Delaware General Corporation Law (the "DGCL") and the California Business Corporation Act ("CGCL") and the separate corporate existence of the Sub shall cease, and Solsource shall continue as the surviving corporation under the laws of the State of California (the "Surviving Corporation").
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            (b)     The Merger shall become effective as of the filing of a
certificate of merger with the Secretary of State of the State of Delaware and the filing of and receipt of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of California, in accordance with the provisions of Section 252 of the DGCL and Section 1103 of the CGCL, and the confirmation by the Certificate of Merger that the Merger is effective as of such filing date. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."


            (c)    At the Effective Time:


                        (i) Solsource shall continue its existence under the laws of the State of California as the Surviving Corporation;


                        (ii) the separate corporate existence of the Sub shall cease;


                        (iii) all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by the Sub shall be allocated to and vested in Solsource as the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon, and all liabilities and obligations of the Sub shall be allocated to Solsource as the Surviving Corporation, which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than Solsource as the Surviving Corporation, shall be liable therefor;


                        (iv) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Solsource as in effect immediately prior to the consummation of the Merger;


                        (v) Each of Acquiror, Sub and Solsource shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger and with the Secretary of State of the State of California, the Certificate of Merger, with such amendments thereto as the parties hereto shall deem mutually acceptable.


                        (vi) the Bylaws of the Surviving Corporation shall be the Bylaws of Solsource as in effect immediately prior to the consummation of the Merger, and shall continue in full force and effect until thereafter amended as provided by law and such Bylaws; and


                        (vii) the officers and directors of Sub and Solsource shall resign upon the Effective Time and the officers and directors of the Surviving Corporation shall consist of those individuals identified on Schedule 1.1(c)(vii), and such persons shall serve in such positions for their respective terms provided by law or in the bylaws of the Surviving Corporation and until their respective successors are elected and qualified.


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      1.2    CONVERSION OF STOCK.


             (a)    At the Effective Time:


                        (i) the shares representing 100% of the issued and outstanding common stock of Solsource ("Solsource Common Stock") as of the Closing (other than "Dissenting Shares", as defined herein) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into and represent the right to receive, and shall be exchangeable for the merger consideration identified at Section 1.3 hereafter (the "Merger Consideration);


                        (ii) each share of capital stock of Solsource held in treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;


                        (iii) each share of common stock of the Sub that is issued and outstanding as of the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation, which shares shall thereafter constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation; and


                        (iv) each share of capital stock of Solsource outstanding as of the Effective Time, by virtue of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.


            (b) From and after the Effective Time, there shall be no transfers on the stock transfer books of Solsource of shares of its capital stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of Solsource capital stock (or any warrants or other rights to acquire any of the same) that were outstanding immediately prior to the Effective Time, they shall be canceled and exchanged for the consideration to be received therefor in connection with the Merger as provided in this Agreement.


      1.3    MERGER CONSIDERATION.


            (a) Subject to the provisions of Section 1.4 hereafter, the Merger Consideration, consisting of the total purchase price payable to the Solsource Shareholders in connection with the acquisition by merger of Solsource, shall be paid or delivered, as the case may be, and shall consist exclusively of the following:

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                        (i) at the Closing (as hereafter defined), $200,000 in
cash, cashier's check or by wire transfer to the accounts specified in writing to Acquiror at least three (3) days prior to the Closing;


                        (ii) at the Closing, delivery of newly issued shares of Acquiror's common stock, par value $.01 per share ("Acquiror Common Stock"), having an aggregate valuation equal to $900,000, with such valuation determined based on the lesser of (i) the average closing price of Acquiror's common stock for the ten (10) trading days immediately preceding the three calendar day period prior to the Closing, or (ii) $6.00 per share; and


                        (iii) subsequent to Closing, the Solsource Shareholders may be entitled to receive additional shares of Acquiror Common Stock ("Additional Shares") depending upon the achievement of certain levels of sales revenue and pre-tax net income of the Surviving Corporation during the one year period (calculated at the end of the month) immediately following the Closing (the "Measurement Period") in the manner determined below:


                               (A)  Sales Revenues:


                                    (1)  If during the Measurement Period, the
Surviving Corporation generated sales revenues of less than $7,000,000, no Additional Shares shall be issued pursuant to this subparagraph 1.3(a)(iii)(A).


                                    (2) If during the Measurement Period, the
Surviving Corporation generated sales revenues between $7,000,000 and $12,000,000, Additional Shares shall be issued having a value equal to the product of $750,000 and the percentage calculated by dividing the amount by which the revenues exceeded $7,000,000 by 5,000,000. For example, if sales revenues of $9,600,000 are achieved, then the Solsource Shareholders shall be issued such Additional Shares having a value equal to $390,000.


                                    (3)  If during the Measurement Period, the
Surviving Corporation generated sales revenues in excess of $12,000,000, Additional Shares shall be issued having a value equal to the product of $750,000 and the percentage calculated by dividing the amount of sales revenues by 12,000,000. For example, if sales revenue of $24,000,000 are achieved, then the Solsource Shareholders shall be issued such Additional Shares having a value equal to $1,500,000.


                               (B)    Pre-Tax Net Income:


                                    (1) If during the Measurement Period, the
Surviving Corporation realized pre-tax net income below $300,000, no Additional Shares shall be issued pursuant to this subparagraph 1.3(a)(iii)(B).


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                                 (2)    If during the Measurement Period, the
Surviving Corporation realized pre-tax net income between $300,000 and $700,000, Additional Shares shall be issued having a value equal to the product of $250,000 and the percentage calculated by dividing the amount by which the pre-tax net income realized exceeded $300,000 by 400,000. For example, if pre-tax net income of $500,000 is realized, then the Solsource Shareholders shall be issued such Additional Shares having a value equal to $125,000.


                                 (3)    If during the Measurement Period, the
Surviving Corporation realized pre-tax net income in excess of $700,000, Additional Shares shall be issued having a value equal to the product of $250,000 and the percentage calculated by dividing the amount of pre-tax net income by 700,000. For example, if pre-tax net income of $1,400,000 is realized, then the Solsource Shareholders shall be issued such Additional Shares having a value equal to $500,000.


            (b) For purposes of subparagraph (iii)(A) above the term "sales revenue" shall be defined as gross revenues of the Surviving Corporation less any and all discounts, allowances and rebates. For the purposes of subparagraph
(iii)(B) above, the term "pre-tax net income" shall be computed on a basis consistent with past practices and accounting methods of the Surviving Corporation without reduction for administrative/overhead charges or parent company allocations, except for direct expenses incurred by Acquiror on behalf of Surviving Corporation. The "sales revenue" and "pre-tax net income" of the Surviving Corporation shall be determined within ninety (90) days after the expiration of the Measurement Period, and at such time the Acquiror shall deliver such Additional Shares to the Solsource Shareholders, accompanied by a certificate of Acquiror's Chief Financial Officer attesting to the method by which the number of Additional Shares were calculated.


            (c) The number of Additional Shares to be distributed to the Solsource Shareholders pursuant to subparagraph 1.3(a)(iii) above shall be determined by dividing the value of such Additional Shares (as so established) by the price determined based on the lesser of (i) the average closing price of Acquiror's common stock for the ten (10) trading days immediately preceding the three calendar day period prior to the Closing, or (ii) $6.00 per share.


            (d) The Merger Consideration shall be allocated among the Solsource Shareholders in the proportion of their share ownership of the outstanding common stock of Solsource at the Closing in accordance with the percentages identified on the signature page hereof.


            (e) The shares of Acquiror Common Stock to be delivered at the Closing, as well as any Additional Shares of Acquiror Common Stock, when and if delivered, shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that all of such Acquiror Common Stock and Additional Shares of Acquiror Common Stock shall be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Act").


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            (f) No fractional shares of stock shall be issued in the Merger, and each holder of Solsource Common Stock entitled to receive as part of the Merger Consideration fractional shares shall receive that number of shares of stock rounded to the nearest whole number.


      1.4    ESCROW AGREEMENT.


            (a) At the Closing, Acquiror shall deposit into escrow the components of the Merger Consideration identified in subparagraph 1.4(b) hereafter (the "Escrow Consideration"), and the Principal Shareholder shall deposit into escrow the "Vahalla Note" (as hereafter defined), all of which shall serve as collateral for the indemnification obligations of the Solsource Shareholders pursuant to this Agreement. The deposit, maintenance and ultimate disposition of the Escrow Consideration shall be governed by the terms of an escrow agreement, the form of which is attached hereto as Exhibit 1.4(a)(the "Escrow Agreement").


            (b)    The Escrow Consideration shall consist of:


                        (i) One Hundred Thousand Dollars ($100,000) of the Merger Consideration identified at subparagraph 1.3(a)(i)(the "Escrow Cash");


                        (ii) shares of Acquiror Common Stock having an aggregate valuation (determined pursuant to Paragraph 1.3(a)(ii)) of $200,000 (the "Escrow Shares"); and


                        (iii) the Vahalla Note.


      1.5    ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION.


            Each of Acquiror, Sub, Solsource and Solsource Shareholders, respectively, shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the CGCL and DGCL as promptly as possible, including, without limitation, the filing of the Certificate of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.


      1.6    NO FURTHER RIGHTS OR TRANSFERS.


            At and after the Effective Time, the shares of capital stock of Solsource outstanding immediately prior to the Effective Time shall cease to provide the Solsource Shareholders thereof any rights as a shareholder of Solsource or the Surviving Corporation,


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except for the right to surrender the certificate or certificates representing such shares and to receive the consideration to be received in the Merger as provided in this Agreement.



                                   ARTICLE II


                                   THE CLOSING


      2.1    CLOSING DATE.


            Subject to satisfaction or waiver of all conditions precedent set forth in Section 6 of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Acquiror, at 1661 E. Camelback Road, Suite 245, Phoenix, Arizona, at 10:00 a.m., local time on the later of: (i) the first Business Day following the day upon which all appropriate Acquiror corporate action and Solsource corporate action has been taken in accordance with Section 3 of this Agreement; or (ii) the day on which the last of the conditions precedent set forth in Section 6 of this Agreement is fulfilled or waived, or
(b) at such other time, date and place as the parties may agree, but in no event shall such date be later than March 18, 1998, unless such date is extended by the mutual written agreement of the parties.


      2.2    CLOSING TRANSACTIONS.


            At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:


            (a) Solsource and the Solsource Shareholders will deliver, or shall cause to be delivered, to the Acquiror and Sub, the following documents and shall take the following actions:


                        (i) The Solsource Shareholders (other than Dissenting Shareholders) shall surrender and deliver to the Sub as the Surviving Corporation the certificate or certificates representing all of such shares of Solsource Common Stock;


                        (ii) The Solsource Shareholders (other than Dissenting Shareholders) shall, to the extent necessary to comply with applicable federal and state securities laws, execute and deliver at the Closing a copy of an Investment Letter in a form to be mutually agreed by the parties at that time and attached to this Agreement as Exhibit "A" ("Investment Letter");


                        (iii) Any outstanding shareholder agreements relating to Solsource Common Stock shall have been terminated and evidence of such termination satisfactory to Acquiror shall have been delivered to Acquiror;


                        (iv) Solsource and the Solsource Shareholders shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of California, a

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certificate of merger with such amendments thereto as the parties hereto shall deem mutually acceptable;


                  (v) A certificate shall be executed by Solsource and the Solsource Shareholders to the effect that all representations and warranties made by Solsource and the Solsource Shareholders under this Agreement are true and correct as of the Closing, as though originally given to Acquiror and Sub on said date;


                  (vi) A certificate of good standing shall be delivered by Solsource and the Principal Shareholder from the Secretary of State of the State of California, dated at or about the Closing, to the effect that such corporation is in good standing under the laws of such state;


                  (vii) An incumbency certificate shall be delivered by Solsource signed by all of the officers thereof dated at or about the Closing;


                  (viii) Certified Articles of Incorporation shall be delivered by Solsource dated at or about the Closing and a copy of the Bylaws of Solsource certified by the Secretary of Solsource dated at or about the Closing;


                  (ix) Certified Board and shareholder resolutions shall be delivered by the Secretary of Solsource dated at or about the Closing authorizing the transactions contemplated under this Agreement;


                  (x) The Registration Rights Agreement, the form of which is attached hereto as Exhibit "B", shall be executed and delivered by the Solsource Shareholders;


                  (xi) An employment agreement (the "Employment Agreement") upon substantially the terms and conditions described in that certain Letter of Intent between the parties dated December 2, 1997, ("Letter of Intent") and such other terms as the parties thereto shall mutually agree shall be executed and delivered by Mr. Daniel Vahalla;


                  (xii) The Escrow Agreement, as described in Exhibit "C", shall be executed and delivered by the Principal Shareholder;


                  (xiii) The Principal Shareholder shall deliver the Escrow Consideration into escrow pursuant to the terms of the Escrow Agreement;


                  (xiv) Each of the officers and directors of Solsource shall have tendered their resignation in form and substance satisfactory to Acquiror;


                  (xv) The delivery of an opinion of counsel of Solsource in form and substance satisfactory to Acquiror and the Sub; and


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
                  (xvi) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and taken all such actions as are required under this Agreement.


            (b) Acquiror and Sub will deliver, or shall cause to be delivered, to Solsource and the Solsource Shareholders, the following documents and shall take the following actions:


                  (i) Acquiror shall deliver or shall cause to be delivered to the Solsource Shareholders (other than Dissenting Shareholders) a certificate or certificates representing the number of shares of Acquiror Common Stock as such holder is entitled to receive in connection with the Merger;


                  (ii) Acquiror shall deliver or shall cause to be delivered to the Solsource Shareholders, the cash component of the Merger Consideration to such location and in such manner as may be designated in writing by the Solsource Shareholders at least three (3) days prior to Closing;


                  (iii) Acquiror and the Sub shall execute and deliver, and file or cause to be filed with the Secretary of the State of Delaware, the Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable;


                  (iv) Sub shall receive from the Secretary of State of Delaware a final Certificate of Merger;


                  (v) A certificate shall be executed by the Acquiror's and Sub's President to the effect that all representations and warranties of the Acquiror and Sub under this Agreement are true and correct as of the Closing, as though originally given to Solsource on said date;


                  (vi) A certificate of good standing shall be delivered by Acquiror and Sub from the Secretary of the State of Delaware dated at or about the Closing that the Acquiror and Sub are in good standing under the laws of said state;


                  (vii) An incumbency certificate shall be delivered by Acquiror and Sub signed by all of the officers thereof dated at or about the Closing;


                  (viii) Certified Certificates of Incorporation shall be delivered by Acquiror and Sub dated at or about the Closing, and a copy of the Bylaws of Acquiror and Sub certified by the Secretary of Acquiror and Sub dated at or about the Closing;


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
                  (ix) Certified Board resolutions shall be delivered by the Secretary of the Acquiror and Sub dated at or about the Closing authorizing the transactions contemplated under this Agreement;


                  (x) Acquiror will execute and deliver an Employment Agreement to Mr. Daniel Vahalla upon the terms and conditions as described in subparagraph 2.2(a)(xi) of this Agreement;


                  (xi) Acquiror will execute and deliver the Registration Rights Agreement to the Solsource Shareholders, the form of which is attached hereto as Exhibit B;


                  (xii) Each of the officers and directors of the Sub shall have tendered their resignation in form and substance satisfactory to Solsource and the Solsource Shareholders;


                  (xiii) The delivery of an opinion of counsel of Acquiror and the Sub in form and substance satisfactory to Solsource and the Solsource Shareholders which shall contain customary representations and opinions; and


                  (xiv) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such actions as are required under this Agreement.


                                   ARTICLE III


                            CERTAIN CORPORATE ACTION


      3.1   SOLSOURCE CORPORATE ACTION.


            Solsource shall cause to occur all corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.


      3.2   ACQUIROR CORPORATE ACTION.


            Acquiror and the Sub shall cause to occur all corporate action necessary on behalf of either of them to effect the Merger and to consummate the other transactions contemplated hereby.




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                                   ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES


      4.1 REPRESENTATIONS AND WARRANTIES OF SOLSOURCE AND THE PRINCIPAL SHAREHOLDER.


            As a material inducement to Acquiror and Sub to execute this Agreement and consummate the Merger and other transactions contemplated hereby, Solsource and the Principal Shareholder, jointly and severally, hereby make the following representations and warranties to Acquiror and Sub. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.


            (a)   CORPORATE EXISTENCE AND POWER.


                  (i) Solsource is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Except as set forth on Schedule 4.1(a), Solsource is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Incorporation and Bylaws of Solsource as amended to date are attached hereto as Schedule 4.1(a) and are made a part hereof. There are currently no subsidiaries of Solsource.


            (b) DUE AUTHORIZATION. This Agreement has been duly authorized, executed and delivered by Solsource and the Solsource Shareholders and constitutes a valid and binding agreement of Solsource and the Solsource Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Solsource required under applicable law in order to consummate the Merger will have occurred.


            (c) NO CONTRAVENTION. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not:
(i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Solsource; or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, or, to the best of their knowledge, statute, law, ordinance, rule or regulation applicable to Solsource or the Solsource Shareholders or their properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("Encumbrance") on any assets of Solsource, except such as is not reasonably likely to have a Material Adverse Effect or prevent Solsource or the Solsource Shareholders from consummating the transactions contemplated by this Agreement. Except as set forth on Schedule 4.1(c), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Solsource in connection with the execution and delivery of this Agreement by Solsource and the Solsource Shareholders or the consummation by Solsource and the Solsource Shareholders of the transactions contemplated hereby, except the filing of the Articles of Merger.


            (d) CAPITALIZATION AND SHARE OWNERSHIP. The authorized capital stock of Solsource consists solely of Ten Million (10,000,000) shares of common stock, no par value per share ("Solsource Common Stock"). There are currently 2,028,000 shares of Solsource Common Stock outstanding; of which the Principal Shareholder owns 1,977,940 shares. The outstanding shares of capital stock of Solsource have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(d) and on Schedule 4.1(d), there are outstanding (A) no shares of capital stock or other voting securities of Solsource, (B ) no securities of Solsource convertible into or exchangeable for shares of capital stock or voting securities of Solsource and (C) no options, warrants or other rights to acquire from Solsource, and no obligation of Solsource to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Solsource, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any capital stock of Solsource. The Solsource Common Stock to be surrendered in the Merger will be owned of record and beneficially, by the Solsource Shareholders, free and clear of all liens and encumbrances of any kind and nature, and have not been sold, pledged, assigned or otherwise transferred. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.


            (e) FINANCIAL STATEMENTS. Solsource shall prepare and deliver to Acquiror and Sub, no less than ten (10) days prior to Closing, copies of unaudited financial statements of Solsource for the fiscal years ended January 31, 1998 and January 31, 1997 (collectively, the "Financial Statements"). Such Financial Statements will have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and will fairly present in all material respects the financial position of Solsource as of the date thereof and the results of operations for the periods then ended (subject to normal year-end adjustments). The Financial Statement for the fiscal year ended January 31, 1998 shall reflect liabilities and indebtedness not to exceed $647,700 (exclusive of accounts payable), revenues not less than $7,000,000 and stockholders equity (deficit) not to exceed ($250,000).

            (f)   REAL PROPERTIES.


                  (i) Solsource currently leases real property at those locations identified on Schedule 4.1(f)(i) hereto pursuant to the true, correct and complete copies of the lease agreements attached to Schedule 4.1(f)(i). Solsource owns or leases no other real estate. None of the leasehold interests held by Solsource is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of Solsource that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.


                  (ii) Except as described on Schedule 4.1(f)(ii) hereto, Solsource has not received any written notice from any governmental entity having jurisdiction over Solsource or over any of the real property leased by Solsource of any violation by Solsource of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by Solsource or of any condemnation or eminent domain proceeding.


                  (iii) Except such as has not had and is not reasonably likely to have a Material Adverse Effect, all of the buildings leased by Solsource and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.


                  (iv) Except as described on Schedule 4.1(f)(iv), Solsource is not a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein Solsource is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.


                  (v) All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by Solsource have been issued, are fully paid for and are in full force and effect, will survive the Closing and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.


            (g) NO CONTINGENT LIABILITIES. Except as described on Schedule 4.1(g) and as set forth in the Financial Statements, at the Closing, Solsource shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise and, to the knowledge of Solsource after due inquiry, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on: (i) the Financial Statements; (ii) this Agreement or any

Schedule or Exhibit hereto; or (iii) liabilities incurred since the date of the Financial Statements solely in the ordinary course of business and as accurately reflected on the books and records of Solsource; provided, however, that no liability shall be incurred from and after the date hereof which is in contravention of any negative covenant contained herein and applicable to Solsource.


            (h) LITIGATION. Except as described on Schedule 4.1(h) hereto there is no action, suit, investigation or proceeding (or, to the knowledge of Solsource, any basis therefor) pending against, or to the knowledge of Solsource threatened, against or affecting Solsource or any of its properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Solsource, would have a Material Adverse Effect or
(ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.


            (i) TAXES. Except as disclosed on Schedule 4.1(i), Solsource has timely filed all tax returns required to be filed by it, or will timely file when due all tax returns required to be filed by it between the date hereof and the Closing. Solsource has paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the financial statements of Solsource reflect, or will reflect, adequate reserves for all taxes payable by Solsource which have been, or will be, accrued but are not yet due. Solsource is not delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Solsource, Solsource and the Solsource Shareholders are not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against Solsource. All taxes which Solsource is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "tax" shall include all federal state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither Solsource nor any member of any affiliated or combined group of which Solsource is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of Solsource, except Encumbrances for current taxes not yet due. There are no tax sharing or tax allocation agreements to which Solsource is now or ever has been a party. Solsource will not be required under Section 481(c) of the Internal Revenue Code of 1986, as amended (the "Code"), to include any material adjustment in taxable income for any period subsequent to the Merger. Solsource (a) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Solsource) and (b) has no liability for the taxes of any person (other than Solsource) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.


            (j)   ERISA.

                  (i) Schedule 4.1(j)(i) identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to any provision of ERISA, and either (i) is maintained, administered or contributed to by Solsource or any affiliate (as defined below), (ii) covers any employee or former employee of Solsource or any affiliate or (iii) under which Solsource or any affiliate has any liability. Copies of such plans and, if applicable, related trust agreements) and all amendments thereto and any written interpretations thereof have been furnished to Acquiror, together, if applicable, with (x) the most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (y) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to collectively herein as the "Employee Plans." Any Form 5500 for any plan year of any Employee Plan that has not been filed, but for which the filing date has passed on the date of this Agreement, shall be filed prior to the date of the Merger. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer for any purpose under Section 414 of the Code.


                  (ii) Schedule 4.1(j)(ii) identifies all Employee Plans to which Solsource currently has any obligation to contribute. Solsource is not a party to any multiemployer plan as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plans"), and neither Solsource nor any affiliate has any outstanding liability to contribute to any Multiemployer Plan, for delinquent contributions or for withdrawal liability pursuant to Section 4201 of ERISA.


                  (iii) There are no Employee Plans that are intended to be qualified plans under Section 401(a) of the Code, except as may have been shown and identified as such on the list referred to in subparagraphs (i) or (ii) above. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Plan, other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.


                  (iv) Schedule 4.1(j)(iv) identifies each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that is not an Employee Plan and (A) is entered into, maintained or contributed to, as the case may be by Solsource or any of its affiliates or (B) covers any employee or former employee of Solsource or any of its affiliates or (C) under which Solsource or any affiliate has liability. Such contracts, plans and arrangements as are described above, copies of all of which have been furnished previously to Acquiror, are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement other than any failure to comply that is not reasonably likely to have a Material Adverse Effect.


                  (v) Neither Solsource nor any affiliate has or maintains and has maintained any Employee Plan or Benefit Arrangement providing post-retirement health or medical benefits in respect of any active or former employee of Solsource or any affiliate or former affiliate, except as may be required pursuant to the provisions of COBRA.


                  (vi) Solsource is not a party to or subject to any union contract or any employment contract (other than as set forth on Schedule 4.1(j)(iv) hereto) or arrangement providing for annual future compensation to any officer, consultant, director or employee in excess of $50,000.


            (k) INSURANCE COVERAGE. Schedule 4.1(k) sets forth a list of all Solsource key-man life insurance policies. Solsource maintains insurance covering its assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and Solsource is in full compliance with the terms and conditions of such policies. Solsource has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by Solsource pending under any of such policies as to which coverage has been questioned or denied.


            (l) COMPLIANCE WITH LAWS. To the best of its knowledge, Solsource is not in violation of, and has not violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. To the best of its knowledge no such laws, statutes, ordinances or regulations require or are reasonably expected to require capital expenditures by Solsource that are reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, to the best of its knowledge, Solsource has all licenses, permits, certificates and authorizations needed or required for the conduct of Solsource's business as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.


            (m) INVESTMENT BANKING FEES. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, Solsource or the Solsource Shareholders to act on its behalf who might be entitled to any fee or commission from Solsource, the Solsource Shareholders, Acquiror or the Sub or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.

            (n) PERSONAL PROPERTY. Solsource has good and valid title to all of its personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by it, free and clear of any Encumbrance. Solsource is the owner of all of its personal property now located in or upon its leased premises and of all personal property which is used in the operation of its business. All such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair. All inventory as reflected on the Financial Statements is useable in the ordinary course of business free from material defects. Solsource owns no motor vehicles.


            (o) INTELLECTUAL PROPERTY; INTANGIBLE PROPERTY. The corporate names of Solsource and the trade names and service marks listed on Schedule 4.1(o) are the only names and service marks which are used by Solsource in the operation of its business (the "Names and Service Marks"). Other than the name "Sunburst Computers, Inc.," Solsource has not done business and has not been known by any other name other than by its Names and Service Marks. Solsource owns and has the exclusive right within California, and to its knowledge in the states in which it operates, to use all intellectual property presently in use by it and necessary for the operation of its business as now being conducted, which intellectual property includes, but is not limited to, patents, trademarks, trade names, service marks, copyrights, trade secrets, customer lists, inventions, formulas, methods, processes and other proprietary information. There are no outstanding licenses or consents granting third parties the right to use any intellectual property owned by Solsource. No royalties or fees are payable by Solsource to any third party by reason of the use of any of its intellectual property. Solsource has received no notice of any adversely held patent, invention, trademark, copyright, service mark or tradename of any person, or any claims of any other person relating to any of the intellectual property subject hereto, and there is no reasonable basis for any such charge or claim. There is no presently known threatened use or encroachment of any such intellectual property. To the best of its knowledge, the manufacture, sale or use of any products now or heretofore manufactured or sold by Solsource did not and does not infringe (nor has any claim been made that any such action infringes) the intellectual property rights of others.


            (p) ACCOUNTS RECEIVABLE. Each of the accounts receivable of Solsource referred to on the Financial Statements constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of Solsource to which each such account is payable and has been acquired in the ordinary course of business. Except as set forth in Schedule 4.1(p), each account receivable is fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) no later than ninety (90) days after such account receivable is due. To the best of its knowledge, no account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense. There are no accounts receivable which arise pursuant to an agreement with the United States Government or any agency or instrumentality thereof.

            (q) INVENTORIES. All inventory of Solsource: (i) was acquired and has been maintained in the ordinary course of the operations of Solsource; (ii) is of good and merchantable quality; (iii) consists substantially of a quality, quantity and condition usable, leaseable or saleable in the ordinary course of the operations of Solsource; and (iv) is valued on the Financial Statements at the lower of cost (determined on a first in, first out basis) or market value on a basis consistent with Generally Accepted Accounting Principles.


            (r) CONTRACTS, LEASES, AGREEMENTS AND OTHER COMMITMENTS. Solsource is not a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments excluding equipment and furniture leases entered into in the ordinary course of business (which do not exceed $100,000 in liabilities or commitments in the aggregate), except for the following (which are hereinafter collectively called the "Material Contracts"):


                  (i) The leases and agreements described on Schedules 4.1(f), 4.1(j)(i) and (ii) and 4.1(s)(i); and


                  (ii) Agreements involving a maximum possible liability or obligation on the part of Solsource of less than Twenty-Five Thousand Dollars ($25,000) separately or less than Fifty Thousand Dollars ($50,000) in the aggregate.


      The Material Contracts constitute all of the material agreements and instruments which are necessary and desirable to operate the business as currently conducted by Solsource. True, correct and complete copies of each Material Contract described and listed under subsection 4.1(r)(i) have been made available to Acquiror within ten (10) business days prior to the date hereof. The term "Material Contract" excludes purchase orders entered into in the ordinary course for personality or inventory which may be returned to the vendor without penalty. All of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Following the Merger, the Surviving Corporation shall become entitled to all rights of Solsource under such of the Material Contracts as if the Surviving Corporation were the original party to such Material Contracts. All parties to all of the Material Contracts have performed all obligations required to be performed to date under such Material Contracts, and neither Solsource and, to the best of its knowledge, nor any other party, is in default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the rights of Solsource under any Material Contract. None of the terms or provisions of any Material Contract materially adversely affects the business, prospects, financial condition or results of operations of Solsource.


            (s)   LABOR RELATIONS; EMPLOYEES.


                  (i) Set forth on Schedule 4.1(s)(i) is a list of:

                        (A) All collective bargaining agreements and other agreements requiring arbitration of employment disputes, and any written amendments thereto, as well as all arbitration awards decided under any such agreements, and all oral assurances or modifications, past practices, and/or arrangements made in relation thereto, to which Solsource is a party or by which it is bound; and


                        (B) All employment agreements, and all severance agreements which have not been fully performed, to which Solsource is a party or by which it is bound.


                  (ii) Set forth on Schedule 4.1(s)(ii) is a list of all key management employees of Solsource, broken down by location, together with their rate of compensation and title.


                  (iii) Solsource will deliver to Acquiror true and correct copies of all of the documents referred to on Schedule 4.1(s)(i) hereof and all of the personnel policies, employee and/or supervisor handbooks, procedures and forms of employment applications relating to the employees of Solsource.


                  (iv) There is no union representing or purporting to represent any of the employees of Solsource, and Solsource is not subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent the employees of any of the foregoing.


                  (v) Except as set forth on Schedule 4.1(s)(v):


                        (A) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the best knowledge of Solsource, threatened;


                        (B) To the best of its knowledge, Solsource has complied in all material respects with all laws relating to labor, employment and employment practices, including without limitation, any provisions thereof relating to wages, hours and other terms of employment, collective bargaining, nondiscrimination and the payment of social security, unemployment compensation and similar taxes, and Solsource is not (1) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (2) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and


                        (C)   There are no charges, suits, actions,
administrative proceedings, investigations and/or claims pending or threatened against Solsource, whether domestic or foreign, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to the employees or employment practices of Solsource, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of Solsource to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation.


                  (vi) There are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of Solsource is not terminable at will and except as required by law, no employee is entitled to any benefit or to participate in any employee benefit plan of Solsource following such termination of employment.


                  (vii) Except as set forth in Schedule 4.1(s)(vii), Solsource is not a party to any oral or written (A) agreement with any executive officer or other key employee of Solsource (1) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Solsource of the nature of the transactions contemplated by this Agreement, (2) providing any term of employment or compensation guarantee extending for a period longer than one year, or (3) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment; or
(B) agreement or plan which will remain in effect after the Closing, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.


                  (viii) Solsource has not taken any action which requires or, taken together with the transactions contemplated hereby, would require the giving of any notice under the Worker Adjustment Retraining and Notification Act or any comparable state or local law or regulation.


               (t) SUPPLIERS AND CUSTOMERS. Set forth on Schedule 4.1(t) is a list of the five largest customers of Solsource based on the percentage of revenue represented by those customers for the fiscal year ended January 31, 1997 and as of January 1, 1998 and the five largest customers in terms of volume of contracts. The relationship of Solsource with its suppliers and customers are good commercial working relationships and no supplier or customer of Solsource has canceled, curtailed or otherwise terminated or threatened to cancel or otherwise terminate, his or its relationship with Solsource. Solsource has no knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such supplier or customer relationship.


               (u) CONFLICTING INTERESTS. Except as set forth on Schedule 4.1(u), no director, officer, employee or Solsource Shareholder, and no relative or affiliate of any of the foregoing (i) sells or purchases goods or services from Solsource or has any pecuniary interest in any supplier or client of any of the foregoing or in any other business enterprise with which Solsource conducts business or with which any of the foregoing is in competition, or (ii) is indebted to Solsource except for money borrowed and as set forth on the Financial Statements.


            (v) ENVIRONMENTAL PROTECTION. Neither Solsource nor the Solsource Shareholders have been notified by any governmental authority, agency or third party, and Solsource and the Solsource Shareholders have no knowledge, of any violation by Solsource of any Environmental Statute (as defined below). All registrations by Solsource with, licenses from or permits issued by governmental agencies pursuant to environmental, health and safety laws are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations, orders and requirements of common law concerning discharges to the air, soil, surface water or groundwater and concerning the storage, treatment or disposal of any waste or hazardous substance. There is no hazardous substance at any premises currently or previously occupied by Solsource. Solsource has not received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of hazardous substances. All hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes.


            (w) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement, or as set forth on Schedule 4.1(w), there has not been (i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of Solsource; (ii) any entry by Solsource into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by Solsource in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of Solsource or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by Solsource of any shares of its capital stock or any other securities for an aggregate sum not in excess of $5,000; (v) any agreement by Solsource, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section
4.1 untrue or incorrect; (vi) any acquisition of the assets of Solsource, other than in the ordinary course of business and consistent with past practice and not in excess of $5,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of Solsource providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by Solsource to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of Solsource. Since the date of the Financial Statements, there has not been and there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.


            (x) PRODUCT LIABILITY AND WARRANTY CLAIMS. Except as set forth on
Schedule 4.1(x), there are no liabilities of or claims against Solsource or the Solsource Shareholders, and no liabilities or claims are threatened against Solsource or the Solsource Shareholders, with respect to any product liability (or similar claim) or product warranty (or similar claim) claim that relates to any product manufactured or sold by Solsource or the Solsource Shareholders in the operations of Solsource, except for standard warranty and maintenance obligations made in the ordinary course of the operations of Solsource to purchasers of its products and services. To the best of its knowledge, there are no facts or circumstances which might reasonably give rise to any such material liabilities or claims, except for such standard warranty and maintenance obligations.


            (y) PURCHASE COMMITMENTS AND OUTSTANDING BIDS. All accepted and unfulfilled orders for the sale of merchandise or services entered into by Solsource in the operation of its business, and the aggregate of all commitments for the purchase of merchandise or supplies by Solsource, were made in the ordinary course of the operations of Solsource. There are no claims against Solsource or the Solsource Shareholders to return merchandise by reason of alleged overshipments, defective merchandise or otherwise, or of merchandise in the hands of customers under an understanding that such merchandise would be returnable. There is no outstanding bid, proposal, commitment or unfulfilled order which relates to the operations of Solsource which is or would, if accepted, reasonably be expected to result in a net loss to Solsource.


            (z) PAYMENTS. Neither Solsource nor the Solsource Shareholders has directly, nor has any current agent, current representative or current employee of any of them has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is any manner related to the operations of Solsource, which is, or may be with the passage of time or discovery, illegal under any federal, state or local law (including, without limitation, the U.S. Foreign Corrupt Practices Act) or any other country having jurisdiction; and Solsource and the Solsource Shareholders have not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and Solsource and the Solsource Shareholders have at all times done business in an open and ethical manner.


            (aa)  INVESTMENT INTENT.


                  (i) Except with respect to the registration rights granted to the Solsource Shareholders pursuant to the terms of this Agreement, the shares of Acquiror Common Stock are not being registered under the Act on the basis of the statutory exemption provided by Section (4)2 thereof, relating to transactions not involving a public offering, and the Acquiror's reliance on the statutory exemption thereof is based in part on the representations contained in this Agreement;


                  (ii) The Solsource Shareholders represent (a) that they have, or as of the Closing, will have reviewed such quarterly, annual and periodic reports of the Acquiror as have been filed with the Securities and Exchange Commission (the "Reports") and that they have such knowledge and experience in financial and business matters that it is capable of utilizing the information set forth therein, concerning Acquiror to evaluate the risk of investing in the Acquiror; (b) that they have been advised that the shares of Acquiror Common Stock to be issued to each of them by the Acquiror will not be registered under the Act, except as otherwise provided in this Agreement, and accordingly, the Solsource Shareholders may only be able to sell or otherwise dispose of such shares in accordance with Rule 144 or except as otherwise provided in this Agreement; (c) that the shares of Acquiror Common Stock will be held for investment and not with a view to, or for resale in connection with the public offering or distribution thereof; (d) that the shares of Acquiror Common Stock so issued will not be sold without registration thereof under the Act (unless such shares are subject to registration or in the opinion of counsel to the Acquiror an exemption from such registration is available), or in violation of any law; and (e) that the certificate or certificates representing the shares of Acquiror Common Stock to be issued will be imprinted with a legend in form and substance substantially as follows:


            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION, OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BASED ON AN OPINION LETTER OF COUNSEL FOR THE COMPANY OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."


      and Acquiror is hereby authorized to notify its transfer agent of the status of the Shares and to take such other action including, but not limited to, the placing of a "stop-transfer" order on the transfer agent's books and records to assure compliance with the Act, as amended.


                  (iii) Solsource and the Solsource Shareholders have, either upon the date hereof or before the Closing hereunder, been afforded the opportunity to review and is familiar with the Reports and have based their decision to invest solely on the information contained therein, and the information contained within this Agreement and the associated exhibits and schedules, and have not been furnished with any other literature, prospectus or other information except as included in the Reports or this Agreement;

                  (iv) The Solsource Shareholders are able to bear the economic risks of an investment in the shares of Acquiror Common Stock and that their overall commitment to their investments which are not readily marketable is not disproportionate to their net worth; and


                  (v) The Solsource Shareholders understand that no federal or state agency has approved or disapproved the shares of Acquiror Common Stock, passed upon or endorsed the merits of the transfer of such shares set forth within this Agreement or made any finding or determination as to the fairness of such shares for investment.


            (bb) STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Solsource or the Solsource Shareholders to Acquiror or Sub in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Solsource or the Solsource Shareholders which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Solsource or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.


      4.2   REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND THE SUB.


            As a material inducement to Solsource and the Solsource Shareholders to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror and Sub hereby make the following representations and warranties to Solsource and the Solsource Shareholders.


            (a) CORPORATE EXISTENCE AND POWER. Acquiror is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Acquiror and the Sub has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each of Acquiror and the Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror owns all of the issued and outstanding shares of capital stock of the Sub, and there are no other rights or obligations of Acquiror or the Sub to issue any other shares of capital stock of the Sub. The Sub has conducted no business activity other than in connection with the transactions contemplated by this Agreement. True, complete and correct copies of the Articles of Incorporation and Bylaws of Acquiror as amended to date are attached hereto as Schedule 4.2(a) and are made a part hereof.

               (b) DUE AUTHORIZATION. This Agreement, and as of the Closing the other agreements described herein to which Acquiror is a party, has been, or as of the Closing will be, duly authorized, executed and delivered by Acquiror and the Sub and constitutes, or as of the Closing will constitute, a valid and binding agreement of Acquiror and the Sub, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror and the Sub required under applicable law in order to consummate the Merger will have occurred.


               (c) NO CONTRAVENTION. The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not (i) conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Acquiror or Sub or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of an right or obligation or to loss or a benefit under, any provision of the charter or Bylaws of Acquiror or the Sub or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or its properties or assets. or result in the creation or imposition of any Encumbrance on any asset of Acquiror, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent Acquiror or Sub from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror or the Sub in connection with the execution and delivery of this Agreement by either of them or the consummation by either of them of the transactions contemplated hereby, except the filing of the Certificate of Merger with the Secretary of the State of Delaware.


               (d)  CAPITALIZATION.


                    (i) As of the date hereof, the outstanding capital stock of the Acquiror consists solely of shares of: (A) 5,420,000 shares of common stock, par value $.01 per share ("Acquiror Common Stock"); (B) 50 shares of Series B $3.00 Convertible Preferred Stock; (C) 122 shares of Series A $3.00 Convertible Preferred Stock; and (D) Options to purchase 1,300,000 shares of Acquiror Common Stock. All outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, and upon the issuance of the shares of Acquiror Common Stock to be issued in the Merger, such shares will be duly authorized, validly issued, fully paid and nonassessable shares of Acquiror Common Stock.

                    (ii) Acquiror has a sufficient number of its authorized but unissued shares of Acquiror Common Stock to permit it to issue the number of shares of Acquiror Common Stock due in connection with the Merger and the related transactions, assuming trading prices of Acquiror's Common Stock remain at current levels as well as all of Acquiror's other obligations to issue shares of Acquiror Common Stock upon exercise of any option, warrant or other right to acquire the same, based upon the same assumption.


               (e) SEC FILINGS. As of the Closing, Acquiror shall have filed all of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and, to the knowledge of Acquiror, Current Reports on Form 8-K required pursuant to the Securities Exchange Act of 1934. The documents referred to in the preceding sentence shall hereafter be referred to as the "SEC Documents". Upon request Acquiror will make available to Solsource and the Solsource Shareholders the SEC Documents.


               (f) INVESTMENT BANKING FEES. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by, either Acquiror or the Sub to act on its behalf who might be entitled to any fee or commission from Solsource, the Solsource Shareholders, Acquiror or the Sub or any of their respective affiliates upon consummation of the transactions contemplated by this Agreement.


               (g) STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror or Sub to Solsource and the Solsource Shareholders in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquiror and Sub taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror and Sub taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquiror and Sub taken as a whole or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                                    ARTICLE V

                            AGREEMENTS OF THE PARTIES


      5.1   ACCESS TO INFORMATION.


            At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Section 8, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.


      5.2   CONFIDENTIALITY; NO SOLICITATION.


            (a) CONFIDENTIALITY OF SOLSOURCE-RELATED INFORMATION. With respect to information concerning Solsource that is made available to Acquiror pursuant to the terms of this Agreement, Acquiror agrees that it shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions and shall not disseminate or disclose any of such information other than to its directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror of the confidential nature of such information and directed by Acquiror in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 7, Acquiror shall immediately return all such information, all copies thereof and all information prepared by Acquiror based upon the same; provided, however, that one copy of all such material may be retained by Acquiror's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror from a third party entitled to disclose it; (ii) becomes known publicly other than through Acquiror or any party who received the same through Acquiror, provided that Acquiror has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror; or (iv) is disclosed with the express prior written consent thereto of Solsource and the Solsource Shareholders. Acquiror shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.


               (b) CONFIDENTIALITY OF ACQUIROR-RELATED INFORMATION. With respect to information concerning Acquiror that is made available to Solsource and the Solsource Shareholders pursuant to the provisions of this Agreement, Solsource and the Solsource Shareholders agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions, and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Solsource or the Solsource Shareholders of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, Solsource and the Solsource Shareholders agree to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same; provided, however, that one copy of all such material may be retained by Solsource's outside legal counsel for purposes only of resolving any disputes under this Agreement. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Solsource or the Solsource Shareholders from a third party entitled to disclose it; (ii) becomes known publicly other than through Solsource, the Solsource Shareholders or any party who received the same through Solsource or the Solsource Shareholders, provided that Solsource or the Solsource Shareholders have no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Solsource; or (iv) is disclosed with the express prior written consent thereto of Acquiror. Solsource or the Solsource Shareholders agree to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding any thing contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.


               (c) NONDISCLOSURE. Neither Solsource, the Solsource Shareholders, the Sub or Acquiror shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to the other party hereto, other than with the express prior written consent of the other party hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Merger, and to any party whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.


               (d) NO SOLICITATION. In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquiror in connection with the transactions contemplated by this Agreement, the Solsource Shareholders, Solsource or any affiliate thereof will not, prior to the earlier of the Closing, or sixty (60) days after the termination of this Agreement, directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of assets of or any equity interest in Solsource or any affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving Solsource or its affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other person or entity any information with respect to the business, properties or assets of Solsource or its affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person to do or seek a Transaction Proposal. Solsource or the Solsource Shareholders shall promptly notify Acquiror if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto is made.


      5.3      INTERIM OPERATIONS.


               During the period from the date of this Agreement and continuing until the Closing:


               (a) INTERIM OPERATIONS OF SOLSOURCE. Solsource agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that as to Solsource:


                    (i) Ordinary Course. Solsource shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it;

                    (ii) Dividends; Changes in Stock. Solsource shall not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (c) redeem, repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.


                    (iii) Issuance of Securities. Except as contemplated by this Agreement, Solsource shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.


                    (iv) Governing Documents. Solsource shall not amend its certificate of incorporation or its Bylaws.


                    (v) No Dispositions. Solsource shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material or any other assets except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $25,000.


                    (vi) Indebtedness. Solsource shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Solsource or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $25,000.


                    (vii) Benefit Plans; Etc. Solsource shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).


                    (viii) Executive Compensation. Solsource shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.


                    (ix) Acquisitions. Solsource shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital , property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.


                    (x) Tax Elections. Solsource shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

                    (xi) Waivers and Releases. Solsource shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Corporation Agreement other than in the ordinary course of business and consistent with past practice.


                    (xii) Other Actions. Solsource shall not enter into any agreement or arrangement to do any of the foregoing. Solsource shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of Solsource set forth in this Agreement becoming untrue in any material respect.


               (b) INTERIM OPERATIONS OF ACQUIROR AND SUB. Acquiror and Sub jointly and severally agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Solsource and the Solsource Shareholders shall otherwise consent in writing or to the extent required to permit Acquiror to meet its obligations under Section 5) that:


                    (i) Ordinary Course. Acquiror shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization (provided that such obligation shall not relate to the officers and employees of Acquiror or any of its subsidiaries including the Sub) and preserve its relationships with customers, suppliers and others having business dealings with it. The Sub shall conduct no business activity other than in connection with the transactions contemplated by this Agreement in connection with the Merger.


                    (ii) Potential Acquisitions and Issuance of Securities. As part of its overall business strategy, Acquiror is presently in negotiations with other companies that may be suitable acquisition targets. Acquiror may, therefore, make one or more acquisitions prior to the Closing, and in connection therewith, may be caused to issue additional securities, of whatever nature and number, in connection with such acquisitions. In addition, Acquiror may also be caused to issue additional securities, of whatever nature and number, in connection with certain private placement transactions which may be undertaken between the date hereof and the Closing.


                    (iii) Dividends; Changes in Stock. Neither Acquiror nor the Sub shall (and shall not propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.


                    (iv) No Dispositions. Acquiror shall not sell, lease, pledge, encumber or otherwise dispose of, or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material, or any other assets except in the ordinary course of business consistent with prior practice.


                    (v) Benefit Plans, Etc. Neither Acquiror nor the Sub shall adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein).


                    (vi) Other Actions. Neither Acquiror nor the Sub shall enter into any agreement or arrangement to do any of the foregoing. Neither Acquiror nor the Sub shall take any action, or fail to take any action, that is reasonably likely to result in any of their representations and warranties set forth in this Agreement becoming untrue in any material respect.


      5.4   CONSENTS.


            Acquiror, Sub, Solsource and the Solsource Shareholders shall cooperate and use their best efforts to obtain, prior to the Closing, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts as are necessary for the consummation of the transactions contemplated by this Agreement; provided, however, that no loan agreement or contract for borrowed monies shall be repaid and no contract shall be amended materially to increase the amount payable thereunder or otherwise to be materially more burdensome in order to obtain any such consent, approval or authorization without first obtaining the written approval of the other parties hereto.


      5.5   FILINGS.


            Acquiror, the Sub, Solsource and the Solsource Shareholders shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, order rule or regulation with respect to the Merger and the related transactions and shall cooperate with each other with respect to the foregoing. After the Closing, Acquiror shall timely file a current report on Form 8-K relating to the Merger and the transactions contemplated hereby.


      5.6   ALL REASONABLE EFFORTS.


            Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

      5.7   PUBLIC ANNOUNCEMENTS.


            Acquiror, the Sub, Solsource and the Solsource Shareholders shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consultation with the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to any listing agreement with an national securities exchange.


      5.8   NOTIFICATION OF CERTAIN MATTERS.


            Solsource and the Solsource Shareholders shall give prompt notice to Acquiror, and Acquiror and the Sub shall give prompt notice to Solsource and the Solsource Shareholders, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to Solsource and the Solsource Shareholders, at or prior to the Closing, and, as to Acquiror and Sub, as of the Closing and (b) any material failure of Solsource and the Solsource Shareholders, on the one hand, or Acquiror or the Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.


      5.9   EXPENSES.


            All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated, provided that, the costs and expenses of Solsource incurred in connection with the contemplated transactions shall be borne by the Solsource Shareholders.


      5.10  FINANCIAL STATEMENTS.


            (a) Within seventy-five (75) days of the Closing, the Surviving Corporation shall cause to be prepared an audit of the Financial Statements of Solsource (the "Audited Financial Statements"). The Audited Financial Statements shall not reflect any material adverse changes from the Financial Statements or reflect any material contractions in the operations of the business. If the Stockholders Deficit reflected on the Audited Financial Statements exceeds the amount reflected on the Financial Statements by more than five (5%) percent, then the entire amount of the difference between the Stockholders Deficit reflected on the Audited Financial Statement and the amount reflected on the Financial Statements (the "Deficiency") shall be applied against, on a dollar for dollar basis:


                    (i) first, the Escrow Cash;

                    (ii) second, the principal amount of the Vahalla Note (as hereafter defined); and


                    (iii) third, the Escrow Shares.


               (b) The cost of the Audited Financial Statements shall be borne by the Acquiror. The Solsource Shareholders shall take all reasonable actions and provide whatever cooperation is necessary to facilitate the prompt preparation of the Audited Financial Statements.


          5.11 OPTIONS OF ACQUIROR.


               (a) Solsource acknowledges that identified on Schedule 4.1(d) are all of the holders of outstanding options (the "Solsource Options") of Solsource, and that between the date hereof and the Closing hereunder, Solsource will take whatever reasonable actions as are necessary to satisfy the "Condition to Acquiror's and Sub's Obligations" under subparagraph 6.2(h) hereafter.


               (b) During the eighteen (18) month period subsequent to the Closing, Acquiror shall make available for distribution to key employees of Acquiror (other than Mr. Vahalla), options to purchase 100,000 shares of Acquiror Common Stock pursuant to the terms of any stock option plans adopted by Acquiror and made available generally to employees. The options will be granted by the Board of Directors of Acquiror upon the recommendation of Mr. Valhalla.


          5.12 DOCUMENTS AT CLOSING.


               Each party to this Agreement agrees to execute and deliver at the Closing those documents identified in Section 2.2.


          5.13 REPAYMENT OF LOANS.


               With respect to certain outstanding indebtedness of Solsource, subject to other applicable provisions contained within this Agreement, Acquiror agrees to satisfy in full, within the period ending six months from the Closing, the indebtedness owed to Mr. Daniel Vahalla, exclusive of any accrued interest, as evidenced by the promissory note (the "Vahalla Note") attached hereto as
Schedule 5.13, which amount does not exceed $47,700.


          5.14 PROHIBITION ON TRADING IN ACQUIROR STOCK.


            Solsource and the Solsource Shareholders acknowledge that the United States Securities Laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror. Accordingly, the Solsource Shareholders agree that they will not purchase or sell any securities of the Acquiror, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Acquiror, until no earlier than 72 hours following the dissemination of a Current Report on Form 8-K to the SEC announcing the Closing pursuant to this Agreement provided that the Form 8-K is timely filed.


      5.15  RESERVATION OF SHARES.


            As of the Closing, Acquiror shall have authorized and reserved for issuance sufficient shares of Common Stock to permit the issuance of the shares of Acquiror Common Stock due in connection with the Merger and the related transactions, as well as all of Acquiror's other obligations to issue shares of Acquiror Common Stock upon exercise of any option, warrant or other right to acquire same; provided, however, such shares shall be set aside based upon trading prices at prevailing levels.


      5.16  EMPLOYMENT AGREEMENT.


            After the execution of this Agreement and prior to the Closing, the Acquiror and Mr. Valhalla shall use all reasonable efforts to negotiate and agree upon the form of the Employment Agreement, which shall be upon substantially the terms and conditions described in the Letter of Intent and such other terms as the parties thereto shall mutually agree.


      5.17  ACKNOWLEDGMENT OF APPROVALS.


            By virtue of their respective signatures to this Agreement, Acquiror, Sub, Solsource and the Solsource Shareholders acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein.


                                   ARTICLE VI


                   CONDITIONS TO CONSUMMATION OF THE MERGER


      6.1   CONDITIONS TO OBLIGATIONS OF SOLSOURCE AND THE SOLSOURCE
SHAREHOLDERS.


            The obligations of Solsource and the Solsource Shareholders to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Solsource and the Solsource Shareholders) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:


            (a) The representations and warranties of Acquiror and the Sub set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.


            (b) Each of Acquiror and the Sub shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement.


            (c) The Merger shall have been approved by Acquiror and Sub in accordance with the provisions of the DGCL. The Board of Directors of Acquiror and the Board of Directors of Sub and Acquiror, as sole shareholder of Sub, shall have approved the execution of this Agreement and the Merger thereby.


            (d) Acquiror shall enter into an Employment Agreement with Daniel Vahalla on mutually acceptable terms and conditions.


            (e) Acquiror shall enter into a Registration Rights Agreement the form of which is attached hereto as Exhibit B.


            (f) There shall be delivered to Solsource and the Solsource Shareholders an officer's certificate of Acquiror and Sub to the effect that all of the representations and warranties of Acquiror and Sub set forth herein are true and complete in all material respects as of the Closing, and the Acquiror and Sub have complied in all material respects with their covenants and agreements set forth herein that are required to be complied with by the Closing.


            (g) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.


            (h) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.


            (i) Acquiror shall, at its sole discretion, assume or refinance, on repayment terms satisfactory to Acquiror, the indebtedness which is due and owing under loans from the Small Business Administration ("SBA Loans"), which, in the aggregate shall not exceed the lesser of (i) the amount outstanding as of January 31, 1998 or (ii) $300,000. In the event

Acquiror elects to refinance the SBA Loans, Acquiror shall use its best efforts to remove Mr. Daniel Vahalla as guarantor to the SBA Loans.


            (j) Acquiror shall satisfy the amount outstanding under a line of credit identified as the WCMA Account (the "WCMA Account"), in the outstanding amount up to the lesser of (i) the amount outstanding as of January 31, 1998 or
(ii) $300,000.


            (k) Solsource Shareholder shall have received an opinion of counsel issued by counsel to Acquiror in satisfactory form and content.


      6.2   CONDITIONS TO ACQUIROR'S AND THE SUB'S OBLIGATIONS.


            The obligations of Acquiror and the Sub to consummate the Merger and the other transactions contemplated to be consummated by it at the Closing are subject to the satisfaction (or waiver by Acquiror) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:


            (a) The Solsource Shareholders shall not have filed with Solsource, prior to the Solsource shareholder meeting at which a vote is to be taken with respect to a proposal to approve this Agreement, a written objection to such proposed action, as required by Section 1301 of the CGCL in order for such shareholder to perfect the right to dissent from such proposed action.


            (b) The representations and warranties of Solsource and the Solsource Shareholders set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.


            (c) Solsource and the Solsource Shareholders shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement.


            (d) There shall be delivered to Acquiror and Sub an officer's certificate of Solsource to the effect that all of the representations and warranties of Solsource set forth herein are true and complete in all material respects as of the Closing, and that Solsource has complied in all material respects with covenants and agreements set forth herein required to be complied with by the Closing; and there shall be delivered to Acquiror and Sub a certificate signed by the Principal Shareholder to the effect that the representations and warranties of the Principal Shareholder set forth herein are true and correct in all material respects and that the Principal Shareholder has complied in all material respects with its covenants and agreements set forth herein required to be complied with by Closing.

            (e) Mr. Daniel Vahalla shall have entered into an Employment Agreement with Acquiror on mutually acceptable terms and conditions.


            (f) The Solsource Shareholders shall have entered into a Registration Rights Agreements, the form of which is attached hereto as Exhibit B.


            (g) The Principal Shareholder shall have entered into an Escrow Agreement, the form of which is attached hereto as Exhibit C.


            (h) Solsource and the Solsource Shareholders shall deliver documentation in form and substance satisfactory to Acquiror that all of the holders of Solsource Options identified on Schedule 4.1(d) have either: (i) terminated the Solsource Options; or (ii) otherwise released Solsource from any obligations arising under such Solsource Options; or in the alternative, the Principal Shareholder shall place an amount of shares necessary to satisfy such options in escrow pursuant to the Escrow Agreement.


            (i) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured.


            (j) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.


            (k) The Board of Directors of Solsource and Solsource Shareholders shall have approved the Merger in accordance with the CGCL.


            (l) Acquiror, at its sole discretion, shall assume or refinance, on repayment terms satisfactory to Acquiror, the indebtedness which is due and owing under the SBA Loans which, in the aggregate, shall not exceed the lesser of (i) the amount outstanding as of January 31, 1998 or (ii) $300,000. In any event Acquiror shall use its best efforts to remove Mr. Daniel Vahalla as guarantor to the SBA Loans

            (m) Acquiror shall have received an opinion of counsel issued by counsel to Solsource and the Solsource Shareholders in satisfactory form and content.

                                   ARTICLE VII


                                 INDEMNIFICATION

      7.1   INDEMNIFICATION.


            (a) Principal Shareholders. The Principal Shareholder shall indemnify, defend and hold harmless Acquiror from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") incurred by Acquiror which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant or agreement of Solsource or the Solsource Shareholders contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Solsource or the Solsource Shareholder pursuant hereto or in connection with the transactions contemplated hereby or thereby.


            (b) Acquiror and Sub. Acquiror and Sub shall indemnify, defend and hold harmless Solsource and the Solsource Shareholders from and against any and all Claims, as defined at subsection 7.1(a) above, incurred by Solsource and/or the Solsource Shareholders which arise out of or result from a misrepresentation, breach of warranty or breach of any covenant of Acquiror and Sub contained herein or in the Schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Acquiror or the Sub pursuant hereto or in connection with the transactions contemplated hereby or thereby.


            (c) Survival. All representations and warranties contained in or made pursuant to this Agreement or in any agreement, certificate, document or statement delivered pursuant hereto shall survive the Closing for a period of two (2) years from the Closing Date, unless otherwise specified in such agreement, certificate or document; provided, however, that notwithstanding the foregoing, (i) the representations and warranties set forth in Section 4.1(v) (relating to environmental matters), Section 4.1(e) (relating to the Financial Statements), Section 4.1(g) (relating to contingent liabilities) and Section 4.1(i) (relating to taxes) and all covenants and agreements of the parties relating to the subject matter(s) thereof shall survive the Closing forever.


            (d) Methods of Asserting Claims for Indemnification. All claims for indemnification under this Agreement shall be asserted as follows:


                  (i) Third Party Claims. In the event that any Claim for which a party (the "Indemnitee") would be entitled to indemnification under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party the Indemnitee shall promptly notify the other party (the "Indemnitor") of such Claim, specifying the nature thereof, the applicable provision in this Agreement or other instrument under which the Claim arises, and the amount or the estimated amount thereof (the "Claim Notice"). The Indemnitor shall have thirty (30) days (or, if shorter, a period to a date not less than ten (10) days prior to when a responsive pleading or other document is required to be filed but in no event less than ten (10) days from delivery or mailing of the Claim Notice) (the "Notice Period") to notify the Indemnitee (a) whether or not it disputes the Claim and (b) if liability hereunder is not disputed, whether or not it desires to defend the Indemnitee. If the Indemnitor elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as to avoid any risk of damage to the Indemnitee; and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnitor.


            If the Indemnitee desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If the Indemnitor has disputed the Claim, as provided above, and shall not defend such Claim, the Indemnitee shall have the right to control the defense or settlement of such Claim, in its sole discretion, and shall be reimbursed by the Indemnitor for its reasonable costs and expenses of such defense. Neither Indemnitee nor Indemnitor shall be liable for any settlement of any Claim without the prior written consent of the other party.


                  (ii) Non-Third Party Claims. In the event that the Indemnitee should have a Claim for indemnification hereunder which does not involve a Claim being asserted against it or sought to be collected by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such Claim to the Indemnitor. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such Claim, the Indemnitor shall pay the amount thereof to the Indemnitee. If the Indemnitor disputes the amount of such Claim, the controversy in question shall be submitted to arbitration pursuant to Section
9.8 hereafter.


                  (iii) Right of Set-Off. Subject to the terms of the Escrow Agreement, in the event a Claim arises pursuant to subparagraph 7.1(a), in addition to any of its other rights under this paragraph 7, Acquiror shall have the right to apply the amount of the Claim against the amounts identified at subparagraph 1.4(b); provided, however, that this subparagraph shall not be the exclusive remedy of Acquiror in the event a Claim arises pursuant to subparagraph 7.1(a).


                  (iv) Limitations on Amount. The Principal Shareholder's liability with respect to matters set forth in subsection 7.1(a) above for damages shall be limited to the amount of the aggregate Merger Consideration paid or payable to the Solsource Shareholders in connection with the acquisition of Solsource. The liability of Acquiror and Sub with respect to matters set forth in subsection 7.1(b) shall also be limited to the amount of the Merger Consideration paid or payable to the Solsource Shareholders. However, this subsection 7.1(d)(iv) shall not apply to any breach of any of the parties representations and warranties of which the breaching party had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by a party of any covenant or obligation.




                                  ARTICLE VIII


                                   TERMINATION


      8.1   TERMINATION.

            This Agreement may be terminated and the Merger may be abandoned at any time prior to or at the Closing:


            (a) by mutual written consent of the board of directors of Acquiror, the Sub, Solsource and the Solsource Shareholders;


            (b) by any of Acquiror, the Sub, Solsource or the Solsource Shareholders;


                  (i) if the Closing shall not have occurred on or before March 18, 1998, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or


                  (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.


            (c) by Solsource and the Solsource Shareholders if any of the conditions specified in Section 6.1 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Solsource or the Solsource Shareholders to comply with their respective obligations under this Agreement) and Solsource and the Solsource Shareholders have not waived such conditions on or before the Closing; or


            (d)    by Acquiror and Sub if any of the conditions specified in
Section 6.2 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror or Sub to comply with their respective obligations under this Agreement) and Acquiror and Sub have not waived such condition on or before the Closing.


      8.2   NOTICE AND EFFECT OF TERMINATION.


            In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made. In the event of termination pursuant to Section 8.1(a), 8.1(b), Section 8.1(c) in respect of the conditions specified in Sections 6.1(h), and (i), or Section 8.1(d) in respect of the conditions specified in Sections 6.2(i) and (j), upon termination, this Agreement shall forthwith become void and all obligations of the parties under this Agreement will terminate without any liability on the part of any party or its directors, officers or shareholders and none of the parties shall have any claim or action against any other party, except that the provisions of this Section 8.2 and Section 5.2, 5.7 and 5.9, shall survive any termination of this Agreement. Notwithstanding the foregoing, if the Agreement is terminated by a party pursuant to Section 8.1(c) in respect of conditions specified in Sections 6.1 other than Section 6.1(h) and (i) or pursuant to
Section 8.1(d) in respect of the conditions specified in Section 6.2 other than
Section 6.2(i) and (j), the terminating party's right to pursue all legal remedies will survive such termination unimpaired. Nothing contained in this
Section 8.2 shall relieve any party from any liability for any breach of this Agreement other than in the event of a termination pursuant to Section 8.1.


      8.3   EXTENSION; WAIVER.


            Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


      8.4   AMENDMENT AND MODIFICATION.


            This Agreement may be amended, whether before or after the vote of the Solsource Shareholders or shareholders of Acquiror, by written agreement of Acquiror, the Sub, Solsource and the Solsource Shareholders; provided, however, that after the approval, if any, of this Agreement by the Solsource Shareholders, no such amendment shall reduce or change the consideration to be received by any Solsource Shareholder in connection with the Merger as set out in Section 1.3 hereof or shall otherwise adversely affect the rights under this Agreement of the Solsource Shareholders without the approval of such adversely affected shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Acquiror, the Sub, Solsource and the Solsource Shareholders.


                                   ARTICLE IX


                                  MISCELLANEOUS


      9.1   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDIES.


            All representations, warranties, covenants, and obligations in this Agreement, the schedules and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the

Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.


            The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, Acquiror and Sub shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate Acquiror and Sub for such breach or other failure to perform the obligations of Solsource and the Solsource Shareholders under this Agreement.


      9.2   NOTICES.


            All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):


        (a)   if to Solsource, to it at:           with a copy to:

              Solsource Computer, Inc.             Michael J. Kinkelaar, Esquire
              2075 Corte del Nogal, Suite D        Procopio, Cory, Hargreaves &
              Carlsbad, CA  92009                    Savitch, LLP
              Attn:  Dan Vahalla                   2100 Union Bank Building
              Fax:  (760) 929-7810                 530 B Street, 21st Floor
                                                   San Diego, CA  92101-0398
                                                   Fax:  (619) 235-0398

                                                   and

        (b)   if to Acquiror or the Sub to it at:   with a copy to:

                 Pacific Rim Entertainment, Inc   Stephen M. Cohen, Esquire
                 1661 E. Camelback Road           Buchanan Ingersoll, P.C.
                 Suite 245                        Eleven Penn Center, 14th Floor
                 Phoenix, AZ  85016               Philadelphia, PA  19103
                 Attn:  Jack Leadbeater           Fax:  (215) 665-8760
                 Fax:  (602) 274-1295


      9.3   ENTIRE AGREEMENT; ASSIGNMENT.


            This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.


      9.4   BINDING EFFECT; BENEFIT.


            This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.


      9.5   HEADINGS.


            The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.


      9.6   COUNTERPARTS.


            This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.


      9.7   GOVERNING LAW.


            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.


      9.8   ARBITRATION.


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
            If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Phoenix, Arizona. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.


      9.9   SEVERABILITY.


            If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


      9.10  RELEASE AND DISCHARGE.


            By virtue of their execution of this Agreement, as of the Closing and thereafter, the Solsource Shareholders hereby agree to release, remise and forever discharge Solsource from and against any and all debts, obligations, liabilities and amounts owing from Solsource to the Solsource Shareholders prior to the Closing, and Solsource is not obligated to take any action or make any payments to third parties on behalf of the Solsource Shareholders.


      9.11  CERTAIN DEFINITIONS.


            As used herein:


            (a) "AFFILIATE" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended to date (the "Exchange Act");


            (b) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Phoenix, Arizona.


            (c) "KNOWLEDGE" shall mean the actual current knowledge of the party , and/or the executive management of the party to this Agreement, as the case may be, to whom knowledge is ascribed.

            (d) "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;


            (e) "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof; and


            (f) "SUBSIDIARY" shall mean, when used with reference to an entity, any corporation, a majority of the outstanding voting securities of which is owned directly or indirectly, or a majority of the board of directors of which may be elected, by such entity.

            IN WITNESS WHEREOF, Acquiror, the Sub, Solsource and the Solsource Shareholders have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

Attest:                                 PACIFIC RIM ENTERTAINMENT, INC.,
                                        a Delaware corporation

By: David Olson
   ----------------------------        By: Jack Leadbeater
                                          ---------------------------------
                                       Name:
                                       Title: President

Attest:                                 SOLSOURCE ACQUISITION CORP.,
                                        a Delaware corporation.

By: Jack Leadbeater
   ----------------------------        By: Jack Leadbeater
                                          ---------------------------------
                                            Name:
                                            Title:  President

Attest:                                 SOLSOURCE COMPUTERS, INC.,
                                        a California corporation

By: Daniel J. Vahalla
   ----------------------------        By:  Daniel J. Vahalla
                                          ---------------------------------
                                            Daniel J. Vahalla
                                            President

                                        SOLSOURCE SHAREHOLDERS:

Witness
                                        Daniel J. Vahalla
-------------------------------------   --------------------------------------
Name:                                   Signature
    --------------------------------
Address:                                Name: The Trust of Daniel J. and Mary G.
    --------------------------------          Vahalla

    --------------------------------    Address:
                                        ------------------------------------

                                        ------------------------------------
                                        Percentage of Ownership:
                                                                -------------

Witness
                                        Gary Gwin
-------------------------------------   --------------------------------------
Name:                                   Signature
    --------------------------------
Address:                                Name: Gary Gwin
    --------------------------------
                                        Address:
    --------------------------------    ------------------------------------

                                        ------------------------------------
                                        Percentage of Ownership:
                                                                -------------


Witness
                                        Maureen Gaare
-------------------------------------   --------------------------------------
Name:                                   Signature
    --------------------------------
Address:                                Name: Maureen Gaare
    --------------------------------
                                        Address:
    --------------------------------    ------------------------------------

                                        ------------------------------------
                                        Percentage of Ownership:
                                                                -------------



Witness
                                        Daniel Grube
-------------------------------------   --------------------------------------
Name:                                   Signature
    --------------------------------
Address:                                Name: Daniel Grube
    --------------------------------
                                        Address:
    --------------------------------    ------------------------------------

                                        ------------------------------------
                                        Percentage of Ownership:
                                                                -------------